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                                 ALLIANT ENERGY

                                                        Alliant Energy
                                                        Worldwide Headquarters
                                                        222 W. Washington Ave.
                                                        P.O. Box 192
                                                        Madison, WI  53701-0192
                                                        www.alliant-energy.com

News Release
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FOR IMMEDIATE RELEASE      Media Contact:      David Giroux at (608) 252-3924
                           Finance Contact:    Bob Rusch at (608) 252-3470


ALLIANT ENERGY ANNOUNCES PROPOSED $350 MILLION DEBT OFFERING BY ALLIANT ENERGY RESOURCES

         MADISON, Wis.--Jan. 26, 2000--Alliant Energy Corporation (NYSE:LNT) today announced that its wholly-owned subsidiary, Alliant Energy Resources, Inc., intends, subject to market and other conditions, to offer approximately $350 million aggregate principal amount of Exchangeable Senior Notes due 2030 in a private placement in accordance with Rule 144A under the Securities Act of 1933. The Exchangeable Senior Notes are exchangeable for cash based upon the value of McLeodUSA Incorporated Class A Common Stock. The interest rate and other terms of the Exchangeable Senior Notes have yet to be finalized. Alliant Energy Corporation has agreed to unconditionally guarantee the payment of principal and interest on the Exchangeable Senior Notes.

         Alliant Energy Resources expects to use the net proceeds from the sale of Exchangeable Senior Notes (1) to repay commercial paper Alliant Energy
Resources issued initially to capitalize its wholly-owned exempt telecommunications company and indirectly, through an internal transfer of assets, to fund Alliant Energy Resources recent investment in Brazil and (2) for general corporate purposes, including, without limitation, to fund potential future investment opportunities in energy marketing, co-generation, environmental services and other areas. Alliant Energy Resources may initially invest net proceeds that it does not immediately require in short-term marketable securities.

         The offering will be a private placement under Rule 144A of the Securities Act of 1933 and will be made only to qualified institutional buyers and to a limited number of institutional accredited investors. The Exchangeable Senior Notes to be offered are not being registered under the Securities Act of 1933 or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act of 1933 and applicable state securities laws or available exemption from the registration requirements. This news release does not constitute an offer to sell or the solicitation of an offer to buy the Exchangeable Senior Notes. Any offers of the Exchangeable Senior Notes will be made only by means of a confidential offering memorandum.


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Alliant Energy
January  26, 2000
Page 2 of 2


         This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statement includes words such as "expects" or "estimates" or other words of similar import. Similarly, statements that describe future plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors which could affect actual results include, among others, weather conditions; regulatory or governmental actions, including utility industry restructuring; general economic and political conditions in Alliant Energy's relevant domestic and international service territories; material changes in the value of Alliant Energy's investment in McLeodUSA; the ability of Alliant Energy to successfully introduce new products and services; technological developments; and inflation rates. These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.